Exhibit 10.6

                           ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 3oth day of May, 1999, by and between WEBQUEST INTERNATIONAL, INC., a Nevada corporation and its assignee(s) or nominee(s) (collectively, "Purchaser") and NANCY ANN ROGERS individual residing in Amarillo TX ("Seller").

                               R E C I T A L S:

        A. Seller is engaged in the Internet business, specifically the development and marketing of Internet sites, freehoroscopes.net, Siggy's Place (the "Business").

        B. Seller desires to sell and Purchaser desires to purchase certain assets of Seller on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. PURCHASE. On the Closing Date (defined below), Seller shall sell and Purchaser shall purchase the assets described in Section 2 below on the terms and conditions set forth in this Agreement.

        2. PURCHASED ASSETS. The assets ("Assets") which are the subject of this Agreement and which Seller has agreed to sell and Purchaser has agreed to purchase are those described on Exhibit "A" attached hereto and incorporated herein by this reference. The parties mutually agree and acknowledge that Purchaser has agreed to purchase only the Assets described on Exhibit A. The Seller is retaining those assets described in Exhibit "A-2" and those assets are not part of sale. Any pages not purchased will be redirected to the new URL for a period of ten weeks.

        3. PURCHASE PRICE. The purchase price ("Purchase Price") to be paid to Seller by Purchaser for the Assets shall be TWENTY FIVE THOUSAND AND NO/100THS DOLLARS ($25,000.00), payable as follows:

             (a) Purchaser shall pay Seller the sum of NINETEEN THOUSAND AND NO/100THS DOLLARS ($19,000.00) on the Closing Date by means of cashier's check or wired funds and $6,000.00 worth of WebQuest common stock restricted under rule 144 valued at $1.00 per share (6,000 shares) .

             (b) Purchaser shall pay Seller the sum of NINETEEN THOUSAND AND NO/100THS DOLLARS ($19,000.00), on Closing Date (or the next business day if such date falls on a holiday or weekend) by means of cashier's check or wired funds.



        4. ASSUMED LIABILITIES. Purchaser shall assume and agree to pay, discharge, and perform only those liabilities described on Exhibit "B" attached hereto and incorporated herein by this reference (the "Assumed Liabilities"), and Seller shall indemnify and hold Purchaser harmless for any other claims, liabilities or obligations of Seller or related to the Assets.

        5. CONVEYANCE. Title to the Assets shall be conveyed to Purchaser by Seller by means of the Bill of Sale, Assignment & Assumption attached hereto as Exhibit "C" and any other documents Purchaser shall reasonably require, including, without limitation, any necessary consents for the transfer of the Assets.

        6. CLOSING DATE. The closing of the transactions contemplated by this Agreement shall be held on or before May 30, 1999, or a later date mutually agreed to by the parties (the "Closing Date"). The closing shall be held at a mutually convenient location or shall be conducted by overnight courier, mail, facsimile and other means mutually agreed upon by the parties hereto. On the Closing Date, the conveyance documents shall be properly executed and delivered to Purchaser, and Seller shall deliver possession of the Assets and all books, records, and correspondence appurtenant thereto to Purchaser.

        7.   REPRESENTATIONS AND WARRANTIES OF SELLER.   Seller  hereby
represents and warrants to and covenants with Purchaser as follows:

             (a) On the Closing Date, the Assets will be free and clear of all debts, liens, claims, mortgages, and encumbrances whatsoever;

             (b) Seller has provided Purchaser with true and correct copies of all contracts, leases, agreements, licenses, and permits included in or related to the Assets, and all such contracts, leases, agreements, licenses, and permits are fully transferable to Purchaser, are legally binding and in good standing, are not in default, and remain in full force and effect;

             (c) There are no pending or, to the best of Seller's knowledge, threatened suits or administrative actions relating to or affecting any of the Assets;

             (d) Seller has received no notices from any governmental authority that Seller or any of the Assets are in violation of any applicable rule, law, ordinance or regulation, or requiring the removal, modification, or relocation of any of the Assets;

             (e) All of the Assets are in good condition and will comply with their intended use by Purchaser;

             (f) Seller has all licenses and permits necessary to operate and own the Business and the licenses and permits are fully transferable, in good standing, and in full force and effect;

             (g) To the best of Seller's knowledge the execution, delivery, and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not violate any law, order, judgment, rule, regulation, decree, or ordinance to which Seller is subject or by which Seller is bound;

             (h) All ad Val Orem, personal property and other taxes or assessments on or relating to the Assets have been paid;

             (i) All tax returns required to be filed prior to the date hereof by Seller have been timely filed, and all such tax returns have been prepared in compliance with all applicable laws and regulations. All taxes due and payable by or with respect to Seller or the Assets have been paid prior to the Closing Date;

             (j) To the best of Seller's knowledge up to and including the Closing Date, Seller shall conduct its business in accordance with all applicable laws and regulations in the same manner as it has in the past, will not incur any additional liabilities relating to the Assets, and will take no action that will or may result in a lien, claim, mortgage, or encumbrance against the Assets;

             (k) Seller has the power and authority to enter into and perform its obligations under this Agreement;

             (l) All sales and transfer taxes required to be paid in connection with any of the Assets and all sales taxes required to be collected by Seller and paid to the appropriate taxing authority, have been paid, collected and remitted, or will be paid, collected, and remitted prior to the Closing Date;

             (m) To the best of Seller's knowledge there is no action, suit, or other legal proceeding or governmental investigation pending or, to the best of Seller's knowledge, threatened, anticipated or contemplated against Seller or relating to the Assets, or questioning the validity or enforce ability of this Agreement. To the best of Seller's knowledge there is no known or prospective infringement of any lease, contract, or agreements included in or relating to the Assets;

        8. DUE DILIGENCE. Prior to the Closing Date, Seller shall permit Purchaser and Purchaser's authorized representatives to have reasonable access to the Assets and to Seller's books and records.

        9. CONDITIONS PRECEDENT. The following shall be conditions precedent to the closing of the transactions contemplated by this Agreement.

             (a) Seller shall have complied with all of its undertakings and obligations under this Agreement;

             (b) The representations, warranties, and covenants of Seller set forth in this Agreement shall be true and correct in all respects as of the Closing Date;

             (c) All consents and permits required to be obtained for the transfer of the Assets hereunder shall have been obtained, including, without limitation, any such consent or permit needed for Purchaser to have all rights. Seller will transfer the domain names and any accounts relating to the assets being transferred.

             (d) Seller and Purchaser shall have executed the non-competition agreement attached hereto as Exhibit "D."

        10. AGREEMENT TO INDEMNIFY. Seller agrees to indemnify and hold Purchaser and its affiliates harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Purchaser (collectively, "Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by Seller in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by Seller in this Agreement, or (iii) any liabilities other than the Assumed Liabilities. Each of the representations and warranties made by Seller in this Agreement or pursuant hereto shall survive the closing of the transactions contemplated hereby. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

        11. NOTICES. Any notice required or permitted to be sent by either party under this Agreement to the other shall be in writing and shall be deemed to be given (i) in the case of actual delivery when delivered to the other party at the address set forth below, (ii) in the case of mailing, three
(3) days after said notice has been deposited in the United States mail, postage prepaid, by certified or registered mail, addressed to the other party at the address set forth below, and (iii) in other cases when actually received, with a copy in each case to:

        In the case of Seller:

                  Nancy Ann Rogers
                  1125 B So. Carolina
                  Amarillo, TX. 79102
                  Telephone: (806) 359-8944


        In the case of Purchaser:

                  Webquest International, Inc.
                  1662 hwy 395 suite 203
                  Minden, Nevada  89423
                  Telephone: (775) 782-0350
                  Facsimile:  (775) 782-0397
                  Attention: Kirk Johnson
        with a required copy to:
                  David A. Garcia, Esq.
                  Hale Lane Peek Dennison Howard and Anderson
                  100 West Liberty Street, Tenth Floor
                  P. O. Box 3237
                  Reno, Nevada  89505
                  Telephone: (775) 327-3000
                  Facsimile:  (775) 786-6179

Each party may change the address to which notice may be sent by so notifying the other party in writing as provided herein.

        12. BROKERS. Seller and Purchaser represent and warrant to each other that neither of them has employed a broker in regard to this Agreement for which any commission may be due and payable. Each party agrees to indemnify and hold the other party harmless against any brokerage commission resulting from any breach of this representation.

        13. LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada.

        14. COSTS AND ATTORNEY'S FEES. Should any dispute arise between the parties over this Agreement, the prevailing party in any action brought to resolve said dispute shall be entitled to recover its reasonable costs and attorney's fees, including costs and fees on appeal.

        15. THIRD PARTY BENEFICIARIES. It is the intent of Seller and Purchaser that this Agreement is solely for the benefit of the parties hereto and, therefore, no person or persons other than Seller and Purchaser shall have any rights whatsoever under this Agreement, either as third party beneficiaries or otherwise.

        16. COSTS AND EXPENSES. Each party shall pay its own costs and expenses, including attorney's fees, incurred in the negotiation, preparation and execution of this Agreement and the closing hereunder.

        17. COMPLETE AGREEMENT. This Agreement constitutes the complete agreement between the parties hereto and it may not be amended, changed or modified except by a writing signed by the party to be charged by said amendment, change or modifications. This provision itself may not be changed or altered orally but only in a writing signed by the parties to this Agreement.








        IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day and year first above written.

Purchaser:                         Seller:

WEBQUEST INTERNATIONAL, INC.,      /s/ Nancy Ann Rogers
a Nevada corporation               Nancy Ann Rogers, individual
By: /s/ Kirk Johnson

Its: President

                                  EXHIBIT "A"

Assets:

1. All existing members and site visitors.

2. All rights in and to the Jade Wise contract for the daily horoscopes used by Seller in the Business. Per the Astrology,Net and Nancy Rogers Email Affiliate Agreement dated 12/4/98 item number 9 the agreement must be reassigned by Astrology.Net.

3. All existing e-mail addresses, mailing accounts, and passwords for news letters and websites as listed below.

4. All customers and accounts in Seller's banner exchange programs/affiliate and news letter advertisers.

5. All rights in and to the assets listed below including domain names

FREEHOROSCOPES.NET
www.freehoroscopes.net
www.freehoroscopes.net/default
http://www.freehoroscopes.net/Daily_Online_Horoscope_for_Sunday.htm
http://www.freehoroscopes.net/Daily_Online_Horoscope_for_Monday.htm
http://www.freehoroscopes.net/Daily_Online_Horoscope_for_Tuesday.htm
http://www.freehoroscopes.net/Daily_Online_Horoscope_for_Wednesday.htm
http://www.freehoroscopes.net/Daily_Online_Horoscopes_for_Thursday.htm
http://www.freehoroscopes.net/Daily_Online_Horoscope_for_Friday.htm
http://www.freehoroscopes.net/Daily_Online_Horoscope_for_Saturday.htm
http://www.freehoroscopes.net/Weekly_Online_Horoscope_Forecast.htm
http://www.freehoroscopes.net/horoscope_chat.htm
http://www.freehoroscopes.net/Free_Stuff_Coupons_Sweepstakes.htm
http://www.freehoroscopes.net/Thought_for_the_Day.htm

All sites listed above are listed exactly the same but instead of an underscore it has a space in it. Example http://www.freehoroscopes.net/Thought_for_the_Day.htm would be http://www.freehoroscopes.net/Thought for the Day.htm

FREEHOROSCOPES HYPERMART
http://freehoroscopes.hypermart.net
http://freehoroscopes.hypermart.net/free_horoscopes.htm
http://freehoroscopes.hypermart.net/weekly.htm
http://freehoroscopes.hypermart.net/monthly.htm
http://freehoroscopes.hypermart.net/yearly.htm
http://freehoroscopes.hypermart.net/homepagers.htm
http://freehoroscopes.hypermart.net/today1.htm
http://freehoroscopes.hypermart.net/free_stuff.htm

MYFREEOFFICE/ASTROSTUFF
http://www.myfreeoffice.com/astrostuff
http://www.myfreeoffice.com/astrostuff/horoscope_chat.htm
http://www.myfreeoffice.com/astrostuff/begin.htm
http://www.myfreeoffice.com/astrostuff/freebies.htm
http://www.myfreeoffice.com/astrostuff/day.htm
http://www.myfreeoffice.com/astrostuff/week.htm
http://www.myfreeoffice.com/astrostuff/month.htm
http://www.myfreeoffice.com/astrostuff/year.htm

SIGGY'S PLACE- Has been online since November 1996 http://members.amaonline.com/nrogers http://members.amaonline.com/nrogers/freebies.htm http://members.amaonline.com/nrogers/resources.htm http://members.amaonline.com/nrogers/people.htm http://members.amaonline.com/nrogers/jobs.htm http://members.amaonline.com/nrogers/games.htm http://members.amaonline.com/nrogers/Kitchen/index.html http://members.amaonline.com/nrogers/Kitchen/daily_news.htm http://members.amaonline.com/nrogers/Kitchen/recipes http://members.amaonline.com/nrogers/Kitchen/Amish_recipes.htm http://members.amaonline.com/nrogers/Kitchen/foodc1.htm http://members.amaonline.com/nrogers/Kitchen/bisquick.htm http://members.amaonline.com/nrogers/Kitchen/casser1.htm http://members.amaonline.com/nrogers/Kitchen/casser2.htm http://members.amaonline.com/nrogers/Kitchen/casser3.htm http://members.amaonline.com/nrogers/Kitchen/Crockpot.htm http://members.amaonline.com/nrogers/Kitchen/microwave.htm http://members.amaonline.com/nrogers/Kitchen/salad.htm http://members.amaonline.com/nrogers/Kitchen/Soup.htmhttp://members.amaonline.
com/nrogers/Kitchen/ambrosia.htm
http://members.amaonline.com/nrogers/Kitchen/rellenos.htm
http://members.amaonline.com/nrogers/Kitchen/chowder.htm
http://members.amaonline.com/nrogers/Kitchen/cabbage.htm
http://members.amaonline.com/nrogers/Kitchen/crockpot.htm
http://members.amaonline.com/nrogers/Kitchen/marylou1.htm
http://members.amaonline.com/nrogers/Kitchen/hamburger.htm
http://members.amaonline.com/nrogers/Kitchen/hashbro.htm
http://members.amaonline.com/nrogers/Kitchen/pumpkin.htm
http://members.amaonline.com/nrogers/Kitchen/jello.htm
http://members.amaonline.com/nrogers/Kitchen/microwave.htm
http://members.amaonline.com/nrogers/Kitchen/peanut.htm
http://members.amaonline.com/nrogers/Kitchen/swpot.htm
http://members.amaonline.com/nrogers/Kitchen/scallop.htm
http://members.amaonline.com/nrogers/Kitchen/scallop.htm
http://members.amaonline.com/nrogers/Kitchen/sochick.htm
http://members.amaonline.com/nrogers/Kitchen/sochick.htm
http://members.amaonline.com/nrogers/Kitchen/biscuits.htm
http://members.amaonline.com/nrogers/Kitchen/sbread.htm
http://members.amaonline.com/nrogers/Kitchen/nknead.htm
http://members.amaonline.com/nrogers/Kitchen/brittle.htm

LIZ'S WONDERFUL WORLD OF ASTROLOGY

http://members.amaonline.com/liz/
http://members.amaonline.com/liz/daily.htm (3716 average hits a day) http://members.amaonline.com/liz/horo.htm http://members.amaonline.com/liz/hand.htm http://members.amaonline.com/liz/articles.htm http://members.amaonline.com/liz/iching.htm http://members.amaonline.com/liz/palms.htm http://members.amaonline.com/liz/runes.htm http://members.amaonline.com/liz/Tarot.htm http://members.amaonline.com/liz/weekly_horoscopes.htm http://members.amaonline.com/liz/monthly.htm http://members.amaonline.com/liz/Yearly.htm http://members.amaonline.com/liz/horo1.htm http://members.amaonline.com/liz/numer.htm

Newsletters includes access to list bot accounts/passwords and archives Daily Horoscopes and More (Daily horoscope newsletter 12,200
Nancy's Recipe Exchange (daily) 4,110
Freebies on the Net (occasional newsletter) 622
Thought of the Day (Daily) Just started it a couple of weeks ago 1478 Weekly Horoscope (Lotto and Weekly Horoscope Forecast-just started it last week. 1564
Teachers exchange

Online Newsletters
Nancy's Kitchen and Recipe Exchange - Daily Online Newsletter http://members.amaonline.com/nrogers/Kitchen/daily_news.htm
Approximately 200 members log on to each each day but is doubling in number accessing it about every 5 -7 days.
Teachers exchange

Today's Online Horoscope
http://members.amaonline.com/liz/todays.htm
http://members.amaonline.com/siggy/todays.htm
http;//freehoroscopes.hypermart.net/today1.htm
http://www.myfreeoffice.com/astrostuff/todays.htm

/s/ Nancy Ann Rogers
  Nancy Ann Rogers

WEBQUEST INTERNATIONAL, INC.,
a Nevada corporation
By:  /s/ Kirk Johnson
Its: President

                                 EXHIBIT "A-2"

Assets:

http://members.amaonline.com/liz/email.htm
http://members.amaonline.com/siggy - Siggy's Wonderful World of Cats retained by Nancy

http://members.amaonline.com/siggy/email.htm
Rogers retained by Nancy Rogers
http://members.amaonline.com/nrogers/nrogers/nrogers.htm retained by
Nancy Rogers
http://members.amaonline.com/nrogers/family.htm retained by Nancy Rogers http://members.amaonline.com/ntogers/email.htmhttp://members.amaonline.com/nro gers/disabili.htm retained by Nancy
Rogers
http://members.amaonline.com/nrogers/Postcards/teachersbooks3.htm retained by Nancy Rogers
http://members.amaonline.com/nrogers/ada.htm retained by Nancy Rogers http://members.amaonline.com/nrogers/physical.htm retained by Nancy
Rogers
http://members.amaonline.com/nrogers/cfs.htm retained by Nancy Rogers http://members.amaonline.com/nrogers/assist.htm retained by Nancy Rogers http://members.amaonline.com/nrogers/md.htm retained by Nancy Rogers

Disability Newsletter (haven't sent a newsletter to date) retained by Nancy Rogers

Email Greeting Card Newsletter

Genealogy Newsletter



 /s/ Nancy Ann Rogers
  Nancy Ann Rogers

WEBQUEST INTERNATIONAL, INC.,
a Nevada corporation

By:  Kirk Johnson
Its: President

                                  EXHIBIT "B"


                                     None.

                                  EXHIBIT "C"

                     BILL OF SALE, ASSIGNMENT & ASSUMPTION


     THIS BILL OF SALE, ASSIGNMENT & ASSUMPTION is dated May 30, 1999, and is made by and between Nancy Ann Rogers (the "Transferor") and WEBQUEST INTERNATIONAL, INC., a Nevada corporation (the "Transferee").

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound and to bind their respective successors and assigns, hereby covenant and agree as follows:

     1. Transferor does hereby convey, assign, transfer and deliver to Transferee, its successors and assigns, all of Transferor's right, title and interest, legal and equitable, in and to all of the assets of Transferor set forth on Exhibit "A" attached hereto and incorporated herein by this reference) (the "Assets"), to have and to hold all of the Assets hereby transferred, assigned, conveyed and delivered unto Transferee, its successors and assigns, to its and their own use and behalf forever.

     2. Transferor for itself and its successors and assigns has covenanted and by this Bill of Sale, Assignment & Assumption does covenant with Transferee, its successors and assigns, that Transferor, and its successors and assigns, will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, transfers, assignments, conveyances, powers of attorney and assurances, for the better assuring, conveying and confirming unto Transferee, its successors and assigns, all of its right, title and interest, legal and equitable, in the Assets hereby conveyed, transferred, assigned and delivered by it as Transferee, its successors and assigns, shall reasonably require. Nothing herein contained shall be deemed to limit or restrict the properties, assets and rights conveyed, assigned or transferred to or acquired by Transferee from Transferor, under or by virtue of any other conveyance, assignment, or other document respecting the Assets.

     3. Transferor hereby constitutes and appoints Transferee, its successors and assigns as Transferor's true and lawful agent and attorney to demand and receive any and all Assets, to do and perform any and all acts necessary to carry out the transfer and assignment of the Assets, Transferor hereby declaring that the foregoing powers are coupled with an interest and shall be irrevocable by Transferor or by Transferor's dissolution or in any manner or for any reason whatsoever.

     4. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than Transferee or Transferor, and their respective successors and assigns, any remedy or claim under or by reason of this instrument or any term, covenant or condition hereof, and all the terms, covenants and conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Transferee and Transferor and their respective successors and assigns.

     5. Transferee hereby accepts said assignment of Transferor's right, title and interest in and to the Assets and hereby assumes all of the obligations of Transferor with respect to or associated with such Assets.
     6. This Bill of Sale, Assignment & Assumption shall be governed and enforced in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale, Assignment & Assumption as of the date first above written.


                         TRANSFEROR:

                         /s/ Nancy Ann Rogers
                         Nancy Ann Rogers



                         TRANSFEREE:

                         WEBQUEST INTERNATIONAL, INC.,
                         a Nevada corporation


                         By:    /s/ Kirk Johnson
                          Its:    President

                                  EXHIBIT "D"

                           NON-COMPETITION AGREEMENT

      This Non-Competition Agreement is made and entered into by and between Nancy Ann Rogers (the "Seller") and WEBQUEST INTERNATIONAL, INC., a Nevada corporation (the "Company") effective as of May 30, 1999, such date being hereafter referred to as the "Effective Date" of this Agreement.

      WHEREAS, pursuant to an Asset Purchase Agreement dated May 30, 1999 (the "Purchase Agreement"), by and among Seller and the Company, the Company has agreed to purchase certain assets of Seller;

      WHEREAS, it is a condition to the Company's purchase of Seller's assets that Seller agree to be bound by the terms of this Agreement; and

     NOW, THEREFORE, in consideration of the mutual agreements and obligations contained in this Agreement, the parties agree as follows:

     1.   Non-Competition Covenants of Seller.

           (a) Seller shall not, during the period specified in Section 2 below, do any of the following without the prior written consent of the Company, directly or indirectly (whether as a shareholder, partner, principal, agent, director, affiliate, consultant or otherwise):

                (i) Carry on in any jurisdiction in the United States of America or any other country in the world (the "Restricted Territory") any business activity directly competitive with the Competing Business;

                (ii) Solicit or influence or attempt to influence any person employed by the Company to terminate or diminish his or her employment with the Company or become an employee or consultant of Seller, any affiliate of Seller, or any competitor of the Company.

           (b) It shall not be a violation for the noncompetition agreement for seller to continue the operation of any of the assets listed in Exhibit A-2 of the Contract of Sale. Seller can maintain E-mail. Greeting Card, Freebie and free Materials page without being in violation of this noncompetition agreement.

           (c) For purposes of the foregoing covenants, the following definitions shall apply:

               (i) To "carry on" shall mean to perform or engage in, or to be employed by or to consult with, or to purchase or invest in, or lend money to, or lend one's name to, any entity or other business engaged or seeking to engage in, any subject business activity, whether individually or in partnership or in conjunction with any person or entity, and whether as a principal, agent, shareholder, lender, consultant or in any other capacity; and

              (ii) The "Competing Business" shall mean any business activity that involves the development or marketing of on-line Horoscope, on-line recipes on the Internet.

      2. Duration. The covenants set forth in Section 1 and Section 5 shall be effective commencing as of the Effective Date and shall continue until the third (3rd) anniversary of the Effective Date of this Agreement.

      3. Consideration. Two Thousand and 00/100ths Dollars of the purchase price of the Seller's assets purchased by the Company from the Seller shall be treated as consideration for the foregoing covenant not to compete and the parties hereto agree that such consideration shall be sufficient to make all obligations of Seller herein binding and fully enforceable.

      4. Limitations on Non-Competition Covenant. Section 1 of this Agreement shall not be deemed to apply to any investments Seller may make, directly or indirectly, in any publicly traded company so long as Seller's aggregate holdings do not exceed one percent (1%) of the outstanding voting securities of such company.

      5. Confidentiality. In addition to the confidentiality provisions of any other Agreement among Seller, the Company or any of them, Seller agrees not to disclose, communicate, use to the detriment of the Company (or its respective businesses) or for the benefit of any other person, or misuse in any way, any proprietary or confidential information of the Company such as information relating to the Company's business, trade secrets, personnel, processes, techniques, know-how, formulas and other information and technical data or any intellectual property rights of the Company.

      6. Severability. The parties intend that the covenants contained in this Agreement shall be construed as a series of separate covenants, (a) one for each country, county, city and state (or comparable political subdivision) in the Restricted Territory, and, within such territorial divisions, (b) one for each month to which Seller is bound by such covenants. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in such paragraphs, then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced by such court. It is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law. In the event that the provisions of this Agreement should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete, then such provisions shall be reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

      7. Remedies. The parties hereto acknowledge and agree that the extent of damages to the Company in the event of a breach of the covenants contained in this Agreement by Seller would be difficult or impossible to ascertain and that the remedies available at law to the Company in the event of any such breach would be inadequate. Consequently, Seller hereby agrees that in the event of such breach, the Company shall be entitled to enforce any or all of the covenants contained in this Agreement by injunctive or other equitable relief.

      8. Representations of Seller. Seller represents that: (i) Seller is familiar with the covenants not to compete and not to solicit set forth in this Agreement, (ii) Seller is fully aware of his/her obligations hereunder, including, without limitation, the length of time, scope and geographic coverage of these covenants, (iii) Seller finds the length of time, scope and geographic coverage of these covenants to be reasonable, and (iv) execution of this Agreement and performance of Seller's obligations hereunder, will not conflict with, or result in a violation or breach of, any other agreement to which Seller is a party or any judgment, order or decree to which the Seller is subject.

       9. Assignment. All contracts, representations, warranties and agreements of the parties contained herein shall be binding on and inure to the benefit of the parties, their respective heirs, personal representatives, and successors and assigns; provided, however, this Agreement shall not be assigned by Seller without the express written consent of the Company.

      10. Entire Agreement. This Agreement, along with the exhibits thereto, sets forth the entire Agreement and understanding between the Company and Seller with respect to the subject matter hereof, and supersedes any other negotiations, agreements, understandings, representations or past or future practices, whether written or oral.

      11. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing to each such affected party and shall be deemed given on the date of delivery, if delivered, or five days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

     In the case of Seller:
               Nancy Ann Rogers
               1125 B So. Carolina
               Amarillo, TX. 79102
               Telephone: (806) 359-8944

     In the case of the Company:

               Webquest International, Inc.
               1662 hwy 395, Suite 203
               Minden, Nevada  89423
               Telephone: (775) 782-0350
               Facsimile:  (775) 782-0397
               Attention: Kirk Johnson
     with a required copy to:

               David A. Garcia, Esq.
               Hale Lane Peek Dennison Howard and Anderson
               100 West Liberty Street, Tenth Floor
               P. O. Box 3237
               Reno, Nevada  89505
               Telephone: (775) 327-3000
               Facsimile: (775) 786-6179

or to such other address as any party hereto may designate by notice given as herein provided.

     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without giving effect to principles regarding conflict of laws of any state.

     13. Amendments. This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each party hereto, nor shall any covenant or provision of this Agreement be considered waived except by an instrument in writing signed by the party against whom enforcement of such waiver is sought.

      14. Attorneys' Fees. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

       15.    Counterparts.  This  Agreement  may  be  executed   in   several
counterparts, each of which shall be an original, but all of which together shall constitute one and the same /agreement.

      16. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      17. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver, single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the Effective Date.

Company:                           Seller:

WEBQUEST INTERNATIONAL, INC.,           /s/ Nancy Ann Rogers
a Nevada corporation                         Nancy Ann Rogers

By: /s/ Kirk Johnson

Its: President